ContraFect October 2019 Differentiated, first-in-class direct lytic agents (DLAs) for life-threatening, drug-resistant infections Exhibit 99.1

This presentation contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “target”, “anticipate,” “estimate,” “intend,” “plan,” “proposed”, “potential” or similar references to future periods. Examples of forward-looking statements in this presentation include, without limitation, statements made regarding ContraFect Corporation’s (“ContraFect”) ability to develop DLAs as new medical modalities for the treatment of life-threatening, antibiotic-resistant infections, cited information, ContraFect’s End-of Phase 2 meeting with the FDA, Phase 3 plans, designs and timing, Phase 2 study results, data analyses and comparisons, health economic data, safety and efficacy of exebacase, exebacase’s value proposition, patent protection, commercial assessments, in vitro and in vivo study results, ContraFect’s plans regarding its next IND and extrapolated data. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, proposals, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including those detailed in ContraFect's Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and other filings with the Securities and Exchange Commission (“SEC”).  Actual results may differ from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the occurrence of any adverse events related to the discovery, development and commercialization of ContraFect’s product candidates such as unfavorable clinical trial results, insufficient supplies of drug products, the lack of regulatory approval, or the unsuccessful attainment or maintenance of patent protection. Any forward-looking statement made by ContraFect in this presentation is based only on information currently available and speaks only as of the date on which it is made. No representation or warranty is made as to the completeness or accuracy of the information provided in this presentation. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Audiences are cautioned that forward-looking statements or similar information are not guarantees of future performance and, accordingly, are expressly cautioned not to put undue reliance on forward-looking statements or similar information due to the inherent uncertainty therein. Forward Looking Statements

©2019 ContraFect Corporation ContraFect is a late clinical-stage biotechnology company leading the development of direct lytic agents (DLAs), which include lysins and amurin peptides, as new medical modalities for the treatment of life-threatening and antibiotic-resistant infections

Resistant Infections are Expensive and Cost Lives Estimated deaths (per 100,000 cases) Estimated global mortality Estimated annual costs Up to $20 billion (direct costs in the U.S.) Up to €1.5 billion in the EU (additional hospital days alone) Sources: Review on Antimicrobial Resistance, O’Neill, 2016, Clinical and Economic Consequences of MDR Pseudomonas, Nathwani, 2014 Staphylococcus aureus Bloodstream Infection, Kaasch, 2014, CDC, 2013, ECDC, 2007 700,000 in 2016 Increasing to 10 million in 2050 > 2x > 5x

Direct Lytic Agents (DLAs) Are Not Antibiotics


FDA Antibiotic Approvals
18
16
14
12
10
8
6
4
2
0
Approvals
83-87
88-92
93-97
98-02
03-07
08-12
13-17
Years
lipoglycopeptides
Vibativ
Dalvance
Orbactiv
fluoroquinolones
Baxdela
beta-lactams
Zerbaxa
Vabomere
Avycaz
oxazolidinones
Sivextro

Source: IDSA 10 x '20 Initiative

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Amurin Peptides We have discovered a new class of antimicrobial peptides that have potent activity across a wide range of resistant Gram-negative pathogens, including the ESKAPE pathogens. GN Lysins We have discovered and engineered lysins which target and kill Gram-negative pathogens, including multi-drug resistant (MDR) strains, such as MDR Pseudomonas aeruginosa. Exebacase (CF-301) Novel, first-in-class, DLA for Staph aureus bacteremia, including endocarditis The first non-antibiotic anti-infective to be developed in the United States Demonstrated substantial additional clinical benefit over and above conventional antibiotic therapy in Phase 2b superiority clinical trial Demonstrated a robust safety and tolerability profile in patients Fast Track status granted by FDA DLAs Are A Potential New Medical Modality

Potential for streamlined development June 2018 draft FDA guidance, Limited Population Pathway for Antibacterial and Antifungal Drugs (LPAD) August 2017 FDA Guidance for Industry for “Antibacterial Therapies for Patients With Unmet Medical Need for the Treatment of Serious Bacterial Diseases” 21st Century Cures Act GAIN ACT Favorable Environment for New Anti-Infective Modalities United States LEGISLATIVE Global May 2018 EMA concept paper to revise guideline on products for treatment of bacterial infections WHO Global Priority List of Antibiotic-Resistant Bacteria to Guide Research, Discovery and Development of New Antibiotics, February 2017 Global Antibiotic Research & Development Partnership (GARDP), May 2016

Lysins – DLAs to Potentially Treat Serious, Resistant Infections Lysins are direct lytic agents derived from bacteriophage In nature – highly potent bacterial killer Novel mechanism of action Enzymes targeting the bacterial cell wall leading to immediate death Recombinantly produced and purified biologic therapy Hallmark features of lysins Infection Replication (lysin synthesis) Lysin Ruptures cell wall PHAGE LIFECYCLE Release of progeny LYSIN THERAPY Exogenously administer lysin Lysis within seconds Rapid, potent and targeted bactericidal activity Eradication of biofilms Synergy with conventional antibiotics Low propensity for resistance

Exebacase (CF-301) Novel, First-In-Class, Direct Lytic Agent (DLA) for Staph aureus Bacteremia, Including Endocarditis

1940s Penicillin Vancomycin Exebacase: The First Phase 3 Targeting Superiority in This Neglected Disease 1958 Daptomycin 2006 Penicillin Resistant β-Lactamase 48 Year Void of New Agents Exebacase 2019 13 Year Void of New Agents Sources: Predictors of Mortality in Staphylococcus aureus Bacteremia, van Hal, 2012 Staphylococcus aureus Infections: Epidemiology, Pathophysiology, Clinical Manifestations and Management, Tong, 2015 Daptomycin Non-Inferior to Vancomycin Initiation of Phase 3 Vancomycin History of Treatments for Methicillin-Resistant Staph aureus (MRSA) Bacteremia

Exebacase (CF-301): First-in-Class Lysin Candidate Key attributes 26 kDa modular bacterial cell wall hydrolase enzyme Highly potent against Staph aureus Rapid and unique lysis and eradication of Staph biofilms Potent synergy with broad range of anti-staphylococcal antibiotics Clinical-stage program Planning to initiate Phase 3 trial by end of 2019 Completed Phase 2 superiority study Significant improvement in MRSA patient responder rates. Positive topline results overall and in other key subgroups Demonstrated a robust safety and tolerability profile in patients Broad patent protection Patent with composition of matter claims expiring in 2032 Patent with method claims for killing all Staph strains expiring in 2032 Patent with method claims for treatment of Staph strain biofilms expiring in 2033

First human DLA trial to report positive results in Staph aureus bacteremia Objective of improving clinical response rates over antibiotic treatment alone International, multi-center, randomized, double-blind, placebo-controlled trial for the treatment of Staph aureus bacteremia including endocarditis Comparison of response rates with exebacase used on top of antibiotics to antibiotics alone Primary study objectives Safety and tolerability of exebacase used in addition to antibiotics vs antibiotics alone Clinical outcome rates after study drug administration Describe the pharmacokinetic parameters Primary endpoint – Clinical responder rate at Day 14 Determined by independent, blinded Adjudication Committee Defined as “improvement/resolution of signs/symptoms, no new metastatic foci of infection or complications, and no changes in antibiotic treatment or further medical intervention due to lack of response in patients alive at time of evaluation” Phase 2: A ‘First-in-Patient’ Study with Superiority Design

Demographics/Baseline Characteristics Were Balanced Majority of patients enrolled in the US (79%) Latin America, EU, Russia and Israel also enrolled patients A total of 121 patients randomized into the study Primary analysis group – microbiological intent-to-treat (mITT) population 116 patients with confirmed Staph aureus bacteremia/endocarditis who received study drug Average patient was age 56, caucasian and male (67.8% of the total population) Approximately one-third of patients had methicillin-resistant staph aureus (MRSA) and two-thirds of patients had methicillin-sensitive staph aureus (MSSA) Antibiotic treatment with vancomycin or daptomycin for MRSA and semi-synthetic penicillins or first generation cephalosporins for MSSA was similar in treatment arms Key subgroups MRSA Bacteremia including right-sided endocarditis Bacteremia only Complicated bacteremia

Exebacase Was Safe and Well Tolerated Through Day 180 Exebacase + SOC N = 72 n (%) SOC antibiotics N = 47 n (%) Adverse events (AEs) through Day 7 48 (66.7) 31 (63.8) AEs leading to study drug discontinuation 0 0 Hypersensitivity AEs related to exebacase 0 Serious Adverse Events (SAEs) through Day 180 45 (62.5) 28 (59.6) SAEs determined to be related to exebacase 0 Total deaths through Day 180 17 (23.6) 9 (19.1) No SAEs were determined to be related to exebacase

Immunologic Response Data Through Day 180: Consistent with Phase 1, ~50% of exebacase-treated Staph aureus patients developed treatment-emergent anti-drug antibodies in Phase 2 Only 6 of exebacase-treated patients developed treatment-emergent IgE antibodies, which were generally very low titer and transient Exebacase is Not Sensitizing for Allergic Hypersensitivity

Topline Efficacy at Day 14 after study drug: 42.8% Higher Responder Rate with Exebacase in Prespecified MRSA Subgroup All Staph aureus % Responders Difference = 42.8% p=0.010 Difference = 10.4% p=0.314 50/71 27/45 20/27 5/16

Exebacase Was Associated with Consistently Higher Responder Rates in Key MRSA Subgroups: Standard-of-Care Antibiotics 3/5 16/21 1/1 4/13 1/3 % Responders Clinical Responder Rates at Day 14

Exebacase Was Associated with Consistently Higher Responder Rates in Key MRSA Subgroups: Sources of Infection 6/7 7/7 5/6 1/4 2/3 % Responders Clinical Responder Rates at Day 14 0/1

Exebacase Was Associated with Consistently Higher Responder Rates in Key MRSA Subgroups: Bacteremia and Complicated Bacteremia 18/22 13/17 5/5 3/13 5/15 % Responders Clinical Responder Rates at Day 14 2/2 Difference = 48.5% p=0.005 Difference = 53.4% p=0.009

Health Economic Data for US Patients: Length of stay for MRSA was reduced with exebacase Median number of hospital days from study drug administration through discharge was 6.0 days in the exebacase-treated group vs 10.0 days in SOC-alone group 30-day hospital readmission rates among MRSA patients discharged alive from the hospital were lower among exebacase-treated patients All cause 30-day hospital readmission rates 16.0% vs 30.8% in the exebacase vs SOC antibiotics alone groups, respectively S. aureus 30-day hospital readmission rates 8.0% vs 15.4% in the exebacase vs SOC antibiotics alone groups, respectively Exebacase Reduced Length of Stay and Readmission Rates in MRSA Selected for late-breaker oral presentation at ID Week 2019

Total Population MRSA MSSA Exebacase + SOC N = 72 n (%) SOC antibiotics N = 47 n (%) Exebacase + SOC N = 27 n (%) SOC antibiotics N = 16 n (%) Exebacase + SOC N = 44 n (%) SOC antibiotics N = 30 n (%) Deaths through Day 30 7 (9.7) 6 (12.8) 1 (3.7) 4 (25.0) 6 (13.6) 2 (6.7) Note: One (1) patient dosed with SOC antibiotics alone had both MRSA and MSSA Benefit seen in 30-Day All-Cause Mortality (ACM) in MRSA patients treated with exebacase compared to antibiotics alone (3.7% vs 25.0%, respectively, p=0.056) 30-Day ACM is a well established endpoint of interest 30-Day All-Cause Mortality in Phase 2 Study

Successful End-of-Phase 2 Meeting Supports Pathway to Registration

- **Exebacase is advancing under a streamlined development approach**
- **Single, pivotal Phase 3 superiority design trial, conducted in the US only**
  - Randomized, double-blind, placebo controlled
  - Comparing the efficacy of a single IV dose of exebacase used in addition to standard-of-care antibiotics to antibiotics alone
  - Study population includes patients with *Staph aureus* bacteremia, including right-sided endocarditis (left-sided endocarditis is excluded)
  - Number of subjects: ~350 patients randomized 2:1 (exebacase:placebo)
  - Primary efficacy endpoint: Clinical response at Day 14 in patients with MRSA bacteremia, including right-sided endocarditis

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Other Phase 3 Study Design Elements Secondary and exploratory endpoints: Clinical response rate at Day 14 in All Staph aureus patients Clinical response rates at Day 30 and Day 60 in both MRSA and All Staph aureus patient populations 30-day all-cause mortality in MRSA patients Evaluation of impact on health resource utilization Length of hospital stay Length of stay in ICU 30-day readmission rates Other design attributes generally replicative/similar to Phase 2 study Expect to initiate study by the end of 2019 Interim futility analysis at 60% of enrollment

Phase 2 Results in Phase 3 Primary Efficacy Population % Responders 20/27 5/16 Difference = 42.8% p=0.010 Pre-specified MRSA Subgroup, Phase 2 Study MRSA Patients with Bacteremia, Including Right-Sided Endocarditis, US Only Difference = 49.7% p=0.005 19/23 5/15 Day 14 Day 14

Phase 2 Results of Phase 3 MRSA/MSSA Populations Clinical Responder Rates at Day 14 Bacteremia, Including Right-Sided Endocarditis, US Only 19/23 5/15 22/26 14/21 41/49 19/35 % Responders Note: One (1) patient dosed with SOC antibiotics alone had both MRSA and MSSA All S. aureus

Phase 2 Results of Phase 3 MRSA Population Clinical Responder Rates, MRSA Bacteremia, Including Right-Sided Endocarditis, US Only 17/23 7/15 19/23 5/15 13/23 5/15 % Responders

Phase 2 Results of Phase 3 MSSA Population Clinical Responder Rates, MSSA Bacteremia, Including Right-Sided Endocarditis, US Only 21/26 17/21 22/26 14/21 20/26 14/21 % Responders

Phase 2 Results of Phase 3 All Staph aureus Population Clinical Responder Rates, All S. aureus Bacteremia, Including Right-Sided Endocarditis, US Only 38/49 23/35 41/49 19/35 33/49 19/35 % Responders

Exebacase Value Proposition* Exebacase, a direct lytic agent, is an entirely new treatment modality, potentially offering a superior treatment for patients with challenging MRSA infections: Superior clinical responder rates at Day 14 compared to antibiotics alone for patients with MRSA bacteremia, including those with right-sided endocarditis A clinically meaningful reduction in mortality A potentially effective treatment for MRSA biofilm-associated infections, including right-sided endocarditis and complicated bacteremia with metastatic foci Possibility for reductions in the length of hospitalization and 30-day readmission rates *Pending confirmatory Phase 3 data

MRSA Provides Potential Opportunity for Clinical and Commercial Impact

5th year net sales of ~$700MM in US MRSA bacteremia, including right-sided endocarditis, assuming replication of MRSA data in Phase 3[1]

Hospital Cost for ICU Patients with a Nosocomial *Staphylococcus aureus* Bloodstream Infection (BSI)[(2)]



MRSA
$113,852
MSSA
$42,137
$-
$20,000
$40,000
$60,000
$80,000
$100,000
$120,000

MRSA surgical site and central line-associated bloodstream infections were found to increase length of stay the most (up to 23 days) and be the highest cost (up to $175,000)[(3)]

Sources: (1) Based on ContraFect estimations; (2) Ben-David, Infection Control and Hospital Epidemiology, May 2009, Vol. 30, No. 5, pp. 453-460; (3) Zimlichman, JAMA Internal Medicine, September 2, 2013

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©2019 ContraFect Corporation

GN Lysins Combating Multi-Drug Resistant Gram-Negative Infections Based on Novel Lysin Platform

Lysins Against GN Pathogens: Potential for Next IND Based on novel lysin platform Engineered to bypass the outer membrane of GN bacteria and for potent activity in human blood Potential to improve clinical response and cure rates for resistant gram-negative infections Preclinical-stage program In vitro data demonstrates hallmark features of the lysin class Rapid, potent and targeted bactericidal activity Eradicates biofilms Synergy with SOC antibiotics In vivo activity to be confirmed in future studies Patent applications filed for GN lysin candidates Source: Sauve et al., ASM Late Breaker Abstract (Sunday-HMB LB14), 2018

GN Lysins: Engineered for Greater Potency MICs (µg/mL) against a carbapenem-resistant clinical P. aeruginosa isolate were determined CAA (cationic adjusted media) plus human serum Reduction in median MICs against MDR P. aeruginosa from 16 down to 1 Source: Sauve et al., ASM Late Breaker Abstract (Sunday-HMB LB14), 2018

GN Lysins: Highly Potent Anti-Biofilm Activity Eradication of biofilms formed by P. aeruginosa strain ATCC 17646 was examined in the Minimal Biofilm Eradicating Concentration (MBEC) assay. MBECs of <1 against P. aeruginosa biofilms Source: Sauve et al., ASM Late Breaker Abstract (Sunday-HMB LB14), 2018

GN Lysins Re-sensitize Resistant GN Pathogens:

Carbapenem-Resistant *P. aeruginosa* Re-sensitized to Imipenem

- Analysis of a range of imipenem resistant (R) clinical isolates
- A comparison of MIC values for IMI alone (in red) and in a synergistic combination with GN121 (in green) is consistent with resensitization:

	Imipenem MIC (µg/mL)		GN121 (µg/mL)			
Isolates	Alone	Combination*	Alone	Combination	FICI	Interaction
CFS 1557	32 (R)	1 (S)	1	0.125	0.155	Synergy
CFS 1558	16 (R)	0.25 (S)	1	0.25	0.265	Synergy
CFS 1559	32 (R)	1 (S)	1	0.125	0.155	Synergy
CFS 1560	32 (R)	2 (S)	2	0.25	0.185	Synergy
CFS 1561	16 (R)	0.125 (S)	1	0.25	0.257	Synergy
CFS 1562	32 (R)	1 (S)	1	0.125	0.155	Synergy
CFS 1596	1 (S)	0.125 (S)	2	0.5	0.375	Synergy
CFS 1597	0.25 (S)	0.03 (S)	1	0.125	0.25	Synergy

*For IMI-resistant strains, all IMI MICs reduced to below breakpoint (≤2) in combinations with GN121

- Similar results were observed for GN121 in combination with meropenem
- Similar results also observed for GN428, GN370 and GN351 in combo with imipenem and/or meropenem
- Presented at ECCMID, 2019, Oral Presentation

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©2019 ContraFect Corporation

Amurins Targeting Resistant Gram-Negative Pathogens Based on Novel Amurin Peptides

Amurins are Broadly Active Against GN Pathogens Novel lytic agents Potent activity in human blood Potential to improve clinical response and cure rates for resistant gram-negative infections Preclinical-stage program In vitro data demonstrates the same key features as lysins Rapid, potent and targeted bactericidal activity Eradicates biofilms Synergy with SOC antibiotics In vivo activity to be confirmed in future studies Patents applications filed Source: Sauve et al., ASM Late Breaker Abstract (Sunday-HMB LB14), 2018 UNTREATED Amr1 5 min (P. aeruginosa) Broadly active

Attributes Rapid bacterial killing Biofilm eradication Synergy with SOC antibiotics Potential to re-sensitize antibiotic resistant strains Potential therapeutic uses In addition to conventional antibiotics to improve clinical cure rates compared to antibiotics alone To treat infections caused by XDR (extreme drug-resistant) and PDR (pan drug resistant) GN pathogens Unmet needs Cystic fibrosis exacerbations HAP/VAP Intra-abdominal infections Bacteremia Burns Therapeutic Potential of DLAs (Lysins and Amurins)

Corporate Information

ContraFect Pipeline

Program	Pathogen	Discovery	Preclinical	Phase 1	Phase 2	Phase 3
Exebacase (CF-301)	*Staphylococcus aureus*	Bacteremia, including endocarditis				
CF-296	*Staphylococcus aureus*					
GN lysins	*Pseudomonas aeruginosa*					
	Klebsiella pneumoniae *Escherichia coli* *Enterobacter cloacae* *Acinetobacter baumannii*					
Amurins	*Broad-spectrum Gram-negative*					
GP lysins	*Streptococcus pneumoniae* *Enterococcus faecalis* Group B *streptococcus* *Bacillus anthracis*					

GN – Gram-negative GP – Gram-positive

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©2019 ContraFect Corporation

ContraFect Leadership

Proven Track Record of Creating Long-Term Shareholder Value

Executive Management

Roger Pomerantz, MD – CEO

- Chairman, Seres Therapeutics
- Formerly President and CEO, Seres
- Former Global Head of BD, Licensing and Acquisitions, Merck
- Former Global Head of Infectious Diseases, Merck, J&J

Natalie Bogdanos – General Counsel & Corporate Secretary

- Assoc General Counsel Memorial Sloan-Kettering; General Counsel Enzo Biochem

Cara Cassino, MD FCCP – EVP, Research & Development & CMO

- SVP Global Clinical Development at Forest; VP Pfizer; Boehringer-Ingelheim Pharmaceuticals

Michael Messinger – CFO

- Director of Finance at Lexicon Pharmaceuticals

Board of Directors

Roger Pomerantz, MD – Chairman

Sol Barer, PhD – Lead Independent Director

- Former Chairman and CEO of Celgene

Steven C. Gilman, PhD – Vice Chairman

- Former CEO ContraFect
- Former EVP, R&D and CSO, Cubist Pharmaceuticals; Chairman and CEO of ActivBiotics; Pfizer, Wyeth

David Low

- Investment Banker: MTS, Lazard, JP Morgan, Lehman

Michael Otto, PhD

- Former Chief Scientific Officer, Pharmasset

Cary Sucoff

- President, Equity Source Partners LLC

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©2019 ContraFect Corporation

Cash and Investments $14.2 million Total Debt $0.0 million Basic Shares Outstanding 79.4 million ContraFect Financial Information Key Metrics As of June 30, 2019 Analyst Coverage Chardan Keay Nakae JanneyEsther Hong MaximJason McCarthy Piper JaffrayEdward Tenthoff ZacksDavid Bautz

ContraFect: Pursuing DLAs, A Potential New Medical Modality DLAs are not antibiotics Rapid, potent and targeted bactericidal activity Eradication of biofilms Synergy with conventional antibiotics Low propensity for resistance Exebacase: First-in-Class DLA Phase 3 Substantial improvement in MRSA patients In addition to standard of care DLAs offer unique advantages

ContraFect Corporation NASDAQ: CFRX First in class anti-infectives for life-threatening, drug-resistant infections